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                                                                   EXHIBIT 10.18

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                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") dated as of March 29, 1993, is by and between MediQual Systems, Inc. (the "Company"), a Delaware corporation with its principal executive offices at 1900 West Park Drive, Westborough, Massachusetts 01581, and Eric Kriss (the "Executive"), an individual residing at 36 Ivanhoe Street, Newton, Massachusetts 02158.

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and intending to be legally bound subject to the terms and conditions hereof, the parties agree as follows:

         1.  Employment of Executive.

         (a) Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive in a full-time capacity, and the Executive agrees to serve, as the President and Chief Executive Officer of the Company, having such powers and duties as are consistent with such positions, subject to the direction of the Company's board of directors (the "Board of Directors"). Such employment shall commence on the date hereof and shall continue until terminated in accordance with Section 3 hereof.

         (b) No Conflicting Commitments. During the period of the Executive's full-time employment with the Company, the Executive will not undertake any commitments that would impair his performance of his duties as a full-time employee of the Company.

         (c) Election as Director. The Company shall propose to its stockholders at each annual meeting and on each other occasion during the term of this Agreement when directors of the Company are to be elected, the election or reelection of the Executive as a director of the Company, provided, that the Executive has agreed to serve as a director if elected, and is otherwise eligible for election as a director.

         2. Compensation. In consideration of the services to be rendered by the Executive to the Company pursuant to this Agreement, the Company shall pay to the Executive the compensation and provide for the Executive the benefits set forth below:

         (a) Base Salary. The Company shall pay to the Executive a base salary of $190,000 per annum, prorated and payable in bi-weekly installments, and subject to increase from time to time by the Board of Directors, in its sole discretion.

         (b) Bonuses. The Executive shall be entitled to participate in a cash bonus plan to be established by the Company that will provide that the Executive will be eligible to earn annual cash bonuses based on the achievement of objectives established jointly by the Board of Directors and the Executive. The amount of such cash bonuses available to the Executive with respect to the calendar year 1993 shall be up to $57,000 (i.e., 30% of his base compensation rate for such year),
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and thereafter the parties contemplate that more aggressive objectives, and correspondingly higher bonus payments, will be established. Such cash bonuses, if earned, will be payable to Executive annually within 90 days after the end of each calendar year.

         (c) Fringe Benefits. In addition to the Executive's base salary and cash bonuses, the Company shall provide to the Executive and his dependents life, medical, and disability insurance and such other benefits as are consistent with Company policy and the Executive's position. The Executive shall also be entitled to four (4) weeks of paid vacation per twelve months of employment hereunder, accruing on a monthly basis, with carryover of any unused vacation time. The Executive may take vacations at such reasonable times as the Company and the Executive may determine.

         If at any time during the term of this Agreement, the benefits provided to the Executive under this Section 2(c), in the aggregate, are decreased in value from those provided on the date hereof, then the Company will pay to the Executive in cash the dollar-value of the decrease.

         (d) Equity Participation. In order to provide the Executive with an opportunity for equity participation in the Company, concurrently with the execution and delivery of this Agreement, the Company and the Executive are entering into a stock purchase agreement (the "Stock Purchase Agreement") dated the date hereof, pursuant to which the Company will sell to the Executive certain shares of its Common Stock, $0.001 par value, subject to certain restrictions on transfer and a certain repurchase option of the Company, all as set forth in the Stock Purchase Agreement. The Executive shall also be entitled to participate, to the extent and in the manner determined by the Board of Directors, in any stock option, stock purchase, or other equity incentive plans established by the Company, if any, it being the understanding of the Company and the Executive that such participation would be for the purpose of providing the Executive with additional opportunities for equity participation in the Company.

         3.  Termination.

         (a) Events Causing Termination. The Executive's employment hereunder shall continue until terminated upon the occurrence of any of the following events:

                  (1) The Executive's death or legal incapacity; or

                  (2) The termination of the Executive's employment hereunder by the Board of Directors, at its option, to be exercised by written notice to the Executive, upon the Executive's incapacity or inability to perform services as contemplated hereby for a period aggregating 180 days or more within any twelve-month period because the Executive's physical or mental health shall have become impaired so as to make it impossible or impractical to perform the duties and responsibilities contemplated hereunder; or

                  (3) The termination of the Executive's employment hereunder by the Board of Directors, at its option, to be exercised by written notice to the Executive, for Cause (as defined in Section 3[b] hereof), to be exercised by written notice to the Executive; or

                  (4) The termination of Executive's employment hereunder by the Board of
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         Directors, without Cause, at its option, to be exercised by delivery of
         90 days' prior written notice from the Company to the Executive; or

                  (5) The termination of Executive's employment hereunder by the Executive, at his option, for Good Reason (as defined in Section 3[b] hereof); to be exercised by written notice to the Company; or

                  (6) The termination of Executive's employment hereunder by Executive, without Good Reason, to be exercised by delivery of 30 days' prior written notice from the Executive to the Company.

         (b) Cause and Good Reason Defined. For purposes of this Agreement, the terms "Cause" and "Good Reason" shall have the following meanings:

         "Cause" means the Executive's gross neglect of his duties hereunder or commission of an act of fraud or moral turpitude in connection with his employment by the Company. Notwithstanding any other provision of this Agreement, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board of Directors at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard by the Board of Directors), finding that in the good faith opinion of the Board of Directors, the Executive was guilty of the conduct set forth above in this section and specifying the particulars thereof.

         "Good Reason" means (i) failure of the Company to continue the Executive in the positions of President, Chief Executive Officer, and member of the Board of Directors, (ii) diminution in the nature or scope of the Executive's responsibilities, powers, duties, or authority, or the assignment to the Executive of any duties inconsistent with the Executive's positions as President and Chief Executive Officer of the Company, (iii) reduction by the Company of the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time; (iv) the Company's requiring the Executive to be based anywhere other than within 25 miles of the present office location of the Company set forth above, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; or (v) failure by the Company to provide the Executive the compensation provided for in Section 2 hereof.

         (c) Adjustments Upon Early Termination. Notwithstanding any other provisions in this Agreement or any stock option agreement or stock restriction agreement between Executive and the Company to the contrary:

                  (1) If the Executive's employment with the Company terminates pursuant to Sections 3(a)(1) or 3(a)(2), then (a) all payments and benefits provided to the Executive under this Agreement shall cease as of the date of termination of employment and (b) all stock options and restricted stock in the Company held by the Executive on that date shall become immediately exercisable or vest, as the case may be, on that date.

                  (2) If the Executive's employment with the Company terminates pursuant to
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         Sections 3(a)(3) or 3(a)(6), then (a) all payments and benefits provided to Executive under this Agreement shall cease as of the date of termination of employment and (b) all further vesting on all stock options and restricted stock in the Company held by the Executive on that date shall immediately cease as of the date of termination of employment and thereafter such stock options shall be exercisable and such restricted stock shall be subject to repurchase by the Company in accordance with their respective terms.

                  (3) If the Executive's employment with the Company terminates pursuant to Sections 3(a)(4) or 3(a)(5), then (a) all payments and benefits provided to Executive under this Agreement shall continue until the later of (i) one year after the date hereof or (ii) six months after the date of such termination of employment and (b) all stock options and restricted stock in the Company held by the Executive on the date of termination of employment shall become immediately exercisable or vest, as the case may be, on that date.

         (d) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in Section 3(c) by seeking other employment or otherwise.

         4.  Covenants Against Certain Competition with the Company.

         (a) Non-Solicitation of Employees. The Executive agrees that during the term of his employment with the Company, and for a period of one year after any termination of Executive's employment with the Company pursuant to Sections 3(a)(1)-3(a)(3) or 3(a)(6), the Executive shall not directly or indirectly recruit, solicit, or otherwise induce or attempt to induce any employees of the Company to leave the employment of the Company.

         (b) Non-Competition. The Executive agrees that during the term of his employment with the Company, he shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof, engage in competition with the Company or any of its subsidiaries, or own or control any interest in, or act as director, officer, or employee of, or consultant to, any firm, corporation, or institution directly or indirectly engaged in competition with the Company or any of its subsidiaries.

         5.  Confidentiality and Non-Disclosure.

         (a) Maintenance of Confidentiality. The Executive agrees that he will not (except as required in the course of employment with the Company), both during the term of Executive's employment with the Company and thereafter, communicate or divulge to, or use for his own benefit or the benefit of any other person, firm, or organization, any confidential and proprietary information of the Company and its subsidiaries.

         (b) Ownership of Confidential Information. Any records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like, relating to the business of the Company, that Executive may use, prepare, or come into contact with in the course of, in connection with, or as a result of employment with the Company, shall remain the Company's sole and exclusive property.
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         6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

         7. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at his or its address set forth in the first paragraph above or at such other address as such party may have supplied for the purpose pursuant to this
Section 7.

         8. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         9. Captions. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

         10. Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

         11. Binding Effect; Benefits; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. Neither party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, and any attempted assignment or delegation without such consent shall be void and of no effect.

         12. No Conditions to Effectiveness; Entire Agreement, etc. There are no conditions precedent to the effectiveness of this Agreement. This Agreement, together with the Stock Purchase Agreement, contains the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings between them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement signed by both of the parties.


         IN WITNESS WHEREOF, each of the Company and the Executive has executed and delivered this Agreement as an agreement under seal as of the date first above written.
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                                        MEDIQUAL SYSTEMS, INC.



                                        By /s/ William D. Ryan
                                           --------------------
                                           William D. Ryan
                                           Chairman of the Board






/s/ Eric Kriss
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Eric Kriss
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                                Amendment to the
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                of March 29, 1993



The parties agree as follows:

1. The Company shall pay to the Executive a base salary of $202,600.00 per annum, beginning January 1, 1995.

2. The Company shall pay to the Executibe a cash bonus of $70,000.00 with respect to the calendar year 1994.


         IN WITNESS WHEREOF, the Company and the Executive agree and execute this amendment on the 24th day of January, 1995.


         MEDIQUAL SYSTEMS, INC.


         By       /s/ William D. Ryan             /s/ Eric Ryan
            -------------------------------       -------------------------
                  William D. Ryan                 Eric Kriss


         By       /s/ Robert Daly
            -------------------------------
                  Robert Daly


         By       /s/ David Dominik
            -------------------------------
                  David Dominik